KNOW-HOW LICENSE - FL2700

USE AGREEMENT

entered into this day,                   day of
by and among

LIAONING GAOKE ENERGY GROUP

(GAOKE)
located at
No.64 Huanghai Road Yuhong District Shenyang City, CHINA,
Represented by President Lü Jinxiang

And

Fuhrländer AG

(Fuhrländer)
located at
Auf der Höhe 4. D56477 Waigandshain, Germany

And

SHENYANG LUCKY WIND POWER EQUIPMENTS
CO., LTD

(LUCKY WIND POWER)
located at
No.22 Century Road Hunnan New District Shenyang City, CHINA
Represented by President Wang Yunbo

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In view of KNOW-HOW LICENSE – FL2700 signed in May 23rd, 2007 at Frankfurt, Germany between LIAONING GAOKE ENERGY GROUP and Fuhrländer AG and in view that SHENYANG LUCKY WIND POWER EQUIPMENTS CO., LTD. is the actual Know-How user and has built up a wind turbine generation system facility for it.  In this respect, LIAONING GAOKE ENERGY GROUP and Fuhrländer AG both agree to transfer this Know-How to SHENYANG LUCKY WIND POWER EQUIPMENTS CO., LTD. free of charge.  SHENYANG LUCKY WIND POWER EQUIPMENTS CO., LTD. promises to perform all the responsibilities and obligations of LIAONING GAOKE ENERGY GROUP stipulated in the KNOW-HOW LICENSE - FL2500, including but not limited to all the frame contracts, agreements, letters of intent and contracts concerning all the documentation of wind turbine generation system, which were signed by LIAONING GAOKE ENERGY GROUP and Fuhrländer AG, all the frame contracts, agreements, letters of intent and contracts concerning all the documentation of wind turbine generation system, which will be signed by LIAONING GAOKE ENERGY GROUP, Fuhrländer AG and SHENYANG LUCKY WIND POWER EQUIPMENTS CO., LTD. together and all the frame contracts, agreements, letters of intent and contracts concerning all the documentation of wind turbine generation system, which will be signed by any two companies among LIAONING GAOKE ENERGY GROUP, Fuhrländer AG and SHENYANG LUCKY WIND POWER EQUIPMENTS CO., LTD.

Shenyang, PR-CHINA, 2009-01-12	Waigandshain; Germany, 2009-01-12

GAOKE	Fuhrländer AG

By /s/ Lu Jinxiang	By /s/ Anzhong Wang

Name: Lu Jinxiang	Name: Anzhong Wang

Position: President	Position: ____________________

Shenyang, PR-CHINA, 2009-01-12

LUCKY WIND POWER

By /s/ Wang Yunbo

Name: Wang Yunbo

Position: General Manager

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